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                       GENZYME CORPORATION AND SUBSIDIARIES
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                                 EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                                     USED IN COMPUTING INCOME PER SHARE AMOUNTS
                                              (Unaudited, in thousands)
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                                                                                THREE MONTHS ENDED
                                                         --------------------------------------------------------------
                                                                JUNE 30, 1997                       JUNE 30, 1996
                                                         ----------------------------         -------------------------
                                                           COMMON                               COMMON
                                                         AND COMMON         ASSUMING          AND COMMON       ASSUMING
                                                         EQUIVALENT           FULL            EQUIVALENT         FULL
                                                           SHARES           DILUTION            SHARES         DILUTION
                                                         ----------         --------          ----------       --------
GENZYME GENERAL STOCK:
    Common stock outstanding,
       beginning of period..............................   75,803            75,803             67,719          67,719

    Weighted average common stock
       issued during the period.........................      262               262              1,016           1,016

    Weighted average common stock
       assuming exercise of options.....................    2,060             2,713              2,979           2,979

    Weighted average common stock
       assuming exercise of warrants....................        5                13              2,194           2,220
                                                           ------            ------             ------          ------
    Weighted average number of shares
       outstanding......................................   78,130            78,791             73,908          73,934
                                                           ======            ======             ======          ======

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                                                                                 SIX MONTHS ENDED
                                                         --------------------------------------------------------------
                                                                JUNE 30, 1997                       JUNE 30, 1996
                                                         ----------------------------         -------------------------
                                                           COMMON                               COMMON
                                                         AND COMMON         ASSUMING          AND COMMON       ASSUMING
                                                         EQUIVALENT           FULL            EQUIVALENT         FULL
                                                           SHARES           DILUTION            SHARES         DILUTION
                                                         ----------         --------          ----------       --------
GENZYME GENERAL STOCK:
    Common stock outstanding, beginning
       of period........................................   75,537            75,537             62,372          62,372

    Weighted average common stock issued
       during the period................................      319               319              4,248           4,248

    Weighted average common stock assuming
       exercise of options..............................    2,320             2,646              3,608           3,612

    Weighted average common stock assuming
       exercise of warrants.............................        8                12              2,652           2,729

    Weighted average common stock assuming
       conversion of 6 3/4% Convertible
       Subordinated Notes...............................        -                 -                  -           1,339
                                                           ------            ------             ------          ------
    Weighted average number of shares
       outstanding......................................   78,184            78,514             72,880          74,300
                                                           ======            ======             ======          ======
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